Exhibit 10.10

Exhibit “E”

CAUSE NO. 2007-22571

CALYPSO WIRELESS, INC.,	§	IN THE DISTRICT COURT OF
Plaintiff-Respondent,	§
§
v.	§	HARRIS COUNTY, T E X A S
§
CALYPSO WIRELESS, INC.,	§
Defendant-Petitioner.	§	151st JUDICIAL DISTRICT

AGREED ORDER DISMISSING CASE WITH PREJUDICE

Defendant-Petitioner Calypso Wireless, Inc. and Plaintiff-Respondent Drago Daic announced their settlement of the dispute giving rise to this lawsuit and requested that this lawsuit be dismissed with prejudice pursuant to such settlement.  Based upon the agreement of the parties, it is the opinion of the Court that this lawsuit should be dismissed with prejudice.

IT IS, ACCORDINGLY, ORDERED that all orders granting turnover and injunctive relief in this lawsuit, including (i) the Agreed Injunction dated May 25, 2007, and (ii) the First Amended and Supplemental Agreed Injunction dated June 22, 2007, are dissolved.

IT IS, FURTHERMORE, ORDERED that this lawsuit is dismissed with prejudice.

IT IS, FURTHERMORE, ORDERED that each party shall bear its own or his own costs of court.

SIGNED this _____ day of ______________, 2008.

______________________________
Judge Presiding

AGREED:

_____________________________
Jimmy Williamson
State Bar No. 21624100
CYNDI MOSS RUSNAK
State Bar No. 24007964
4310 Yoakum Blvd.
Houston, Texas 77006
(713)223-3330
(713)223-0001 Facsimile
ATTORNEYS FOR PLAINTIFF-RESPONDENT, DRAGO DAIC

AGREED:

_______________________________
Brian Zimmerman
State Bar No. ____________________
Zimmerman, Axelrad, Meyer, Stern & Wise, P.C.
3040 Post Oak Boulevard, Suite 1300
Houston, Texas 77056-6560
Facsimile No. (713)963-0869
ATTORNEYS FOR DEFENDANT-PETITIONER, CALYPSO WIRELESS, INC.